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                                                                   Exhibit 10.19




                   SERIES G PREFERRED STOCK PURCHASE AGREEMENT

                               MASIMO CORPORATION
                               2852 Kelvin Avenue
                            Irvine, California 92614




                               September 14, 2001

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                               MASIMO CORPORATION
                               2852 Kelvin Avenue
                            Irvine, California 92614

                   SERIES G PREFERRED STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made as of September 14, 2001, by and among Masimo Corporation, a Delaware corporation (the "Company"), and Datascope Corp., a Delaware corporation (the "Purchaser"). The parties hereby agree as follows:

         1. Sale of the Stock.

            1.1. Sale. Subject to the terms and conditions hereof the Company will issue and sell to the Purchaser, and the Purchaser shall purchase 384,616 shares of the Company's Series G Preferred Stock (the "Series G Stock") at a purchase price equal to $13.00 per share, for an aggregate purchase price of $5,000,008 at the Closing (as hereinafter defined).

         2. Closing Dates; Delivery.

            2.1. Closing Date. The closing of the purchase and sale of the 384,616 shares of Series G Stock shall be held at the offices of Arter & Hadden, LLP, 5 Park Plaza, Suite 1000, Irvine, California, on September 14, 2001, or as soon thereafter as possible (the "Closing").

            2.2. Delivery. Subject to the terms of this Agreement, at the Closing the Company will deliver to the Purchaser, or to the Purchaser's custodian as applicable, certificates representing the Series G Stock purchased by the Purchaser from the Company, against payment of the purchase price therefor by check or wire transfer of funds.

         3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth in the Disclosure Schedules attached hereto as Annex I (the "Disclosure Statement"), which exceptions shall be deemed to be representations and warranties as if made hereunder:

            3.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is qualified as a foreign corporation and is in good standing in all jurisdictions where such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect upon the business, results of operations, financial condition or prospects of the Company.

            3.2. Corporate Power. The Company has now, or will have on the Closing Date, all requisite corporate power and authority to enter into this Agreement and the Joinder Agreement to the Fifth Amended and Restated Registration Rights Agreement (the "Joinder Agreement") in the form attached hereto as Exhibit 1 and has or will have taken all actions necessary for the authorization, execution and delivery of this Agreement, to create, issue and sell the Series G Stock hereunder, to issue the shares of Common Stock of the Company issuable upon conversion of the Series G Stock, and to carry out and perform its obligations under the terms of this Agreement. This Agreement and the Joinder Agreement, are each a valid and binding obligation of the Company enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

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            3.3. Subsidiaries. Except for Masimo Japan KK and Masimo de Mexico,
the Company does not control or have an investment in (whether by way of ownership of stock or other securities or by loan, advance or otherwise), directly or indirectly, any other corporation, partnership, association or business entity.

            3.4. Capitalization. The authorized capital stock of the Company is 23,500,000 shares of Common Stock and 12,500,000 shares of Preferred Stock, of which 966,363 shares are designated as Series A Preferred Stock, 1,125,000 shares are designated as Series B Preferred Stock, 1,848,238 shares are designated as Series C Preferred Stock, 1,500,000 shares are designated as Series D Preferred Stock, 2,054,516 shares are designated as Series E Preferred Stock, 3,042,604 shares are designated as Series F Preferred Stock, and 1,500,000 shares are designated Series G Preferred Stock (collectively, the "Preferred Stock"). Immediately prior to the Closing, there will be issued and outstanding 3,086,434 shares of Common Stock, 966,362 shares of Series A Preferred Stock, 1,125,000 shares of Series B Preferred Stock, 1,848,238 shares of Series C Preferred Stock, 1,500,000 shares of Series D Preferred Stock, 2,054,516 shares of Series E Preferred Stock, 3,042,604 shares of Series F Preferred Stock and 500,000 shares of Series G Preferred Stock. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Company has reserved 3,400,000 shares of Common Stock for issuance pursuant to its Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plans. Options to purchase 2,745,670 shares are outstanding under the Plans and 87,730 are available for issuance. The Company has also reserved for issuance 100,909 shares of Common Stock upon exercise of Warrants to purchase up to 100,909 shares of Common Stock at an average exercise price of $10.21 per share. Furthermore, the Company has reserved shares of Common Stock for issuance upon conversion of the Series A Preferred Stock, shares of Common Stock for issuance upon conversion of the Series B Preferred Stock, shares of Common Stock for issuance upon conversion of the Series C Preferred Stock, shares of Common Stock for issuance upon conversion of the Series D Preferred Stock, shares of Common Stock for issuance upon conversion of the Series E Preferred Stock, shares of Common Stock for issuance upon conversion of the Series F Preferred Stock, and shares of Common Stock for issuance upon conversion of the Series G Preferred Stock. Except for such rights, there are no outstanding rights, options, warrants, conversion rights, commitments or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock. Except for the mandatory redemption provisions of the Preferred Stock described in the Company's Restated Certificate (as hereinafter defined) on the form attached hereto as Annex II, the Company is under no obligation (contingent or otherwise) to purchase or otherwise acquire or retire any shares of its capital stock.

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            3.5. Authorization.

                 (a) Corporation Action. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the creation, sale and issuance of the Series G Stock pursuant hereto, the issuance of the Common Stock issuable upon conversion of the Series G Stock and the performance of the Company's obligations hereunder has been taken or will be take prior to the Closing. The Company has duly reserved an aggregate of 384,616 shares of Common Stock for issuance upon conversion of the Series G Stock.

                 (b) Valid Issuance. The Series G Stock, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and the Purchaser will have good title to the Series G Stock, free and clear of any liens, encumbrances, security interests, pledges, charges, stockholders agreements or voting trusts (other than any created by the Purchaser); provided, however, that the Series G Stock may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws. The rights, preferences, privileges and restrictions of the Series G Stock are as set forth in the Certificate of Incorporation, in the form attached hereto as Annex II (the "Restated Certificate"). Upon conversion of the Series G Stock into shares of Common Stock in conformity with the Restated Certificate, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable, and the Purchaser will have good title to such shares, free and clear of any liens, encumbrances, security interests, pledges, charges, stockholders agreements or voting trusts (other than any created by the Purchaser).

                 (c) No Preemptive Rights. No person or entity has any right of first refusal or any preemptive rights in connection with the issuance of the Series G Stock or the issuance of the Common Stock upon conversion of the Series G Stock, other than such rights of first refusal or preemptive rights which have been, or will have been, effectively waived prior to the Closing Date.

            3.6. Patents, Trademarks, etc. The Company owns and possesses (free and clear of all liens and encumbrances) or is licensed under all patents, patent applications, licenses, trademarks, trade names, brand names, inventions, copyrights and processes necessary for the operation of its business as now conducted and as proposed to be conducted, with no known infringement of or conflict with the rights of others respecting any of the same. The Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business, or otherwise. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis for the foregoing.



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            3.7. Compliance with Other Instruments None Burdensome, etc. The
Company is not (a) in violation of any term of its current Certificate of Incorporation or Bylaws, (b) in violation of or in default under any mortgage, indenture, contract, agreement, instrument, judgment or decree, which violation or default would have a material adverse effect on the business, results of operations, financial condition or prospects of the Company, or (c) to the best knowledge of the Company after reasonable inquiry, in violation of any order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of, and compliance with, this Agreement, and the creation, issuance and sale of the Series G Stock pursuant hereto will not (a) result in any such violation or breach, or (b) be in conflict with or constitute a default under (with or without the giving of notice or the passage of time or both) any term of any of the foregoing, or (c) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any term of any of the foregoing. No consent of any party is required for the execution, delivery or performance by the Company of this Agreement, except for such consents which will be obtained prior to the Closing. The Company has all necessary franchises, permits, licenses, governmental authorizations, and other rights and privileges necessary to permit it to own its property and to conduct its businesses as currently conducted and as proposed to be conducted. All such franchises, permits, licenses, and authorizations are in full force and effect.

            3.8. Employee Proprietary Agreements. Each officer and technical employee of the Company has executed an agreement regarding confidentiality and proprietary information. The Company is not aware after reasonable inquiry that any of its employees are in violation thereof and will use its best efforts to prevent any such violation. The Company is not aware after reasonable inquiry that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company, or that would conflict with the Company's business as conducted or as proposed to be conducted, or that would prevent any such employee from assigning inventions to the Company. Neither the execution, delivery or performance of this Agreement or the Joinder Agreement, nor the carrying on of the Company's business as proposed, will, to the Company's knowledge after reasonable inquiry, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under (with or without the giving of notice or the passage of time or both), any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe that it is or will be necessary for the Company to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company for the products described in the Company's current business plan. No employee of the Company has any rights to processes, systems, and techniques used by the Company.

            3.9. Litigation, etc. There is no action, suit, arbitration, proceeding (formal or informal) or investigation pending (or, to the best of the Company's knowledge after reasonable inquiry, any basis therefor or threat thereof) with respect to the Company, or any of its businesses, properties or assets, or any of its officers, directors or stockholders, or any of its employees or consultants to the extent such proceeding relates to the business of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. The Company does not intend to initiate any action, suit, arbitration, proceeding (formal or informal) or investigation.



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            3.10. Government Consent, etc. No consent, approval, or
authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with: (a) the valid execution and delivery of this Agreement; or (b) the creation, offer, sale or issuance of the Series G Stock or the issuance of the shares of Common Stock issuable upon conversion of the Series G Stock; or (c) the obtaining of the consents, permits and waivers specified in subsection 5.1(b) hereof, except the filing of the Restated Certificate and filings or qualifications under the California Corporate Securities Law of 1968, as amended (the "Law"), or other applicable blue sky laws, which filings or qualifications, if required, will have been timely filed or obtained prior to the sale of the Series G Stock.

            3.11. Offering. Subject to the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, sale and issuance of the Series G Stock, and the issuance of the shares of Common Stock upon conversion of the Series G Stock, in each case in conformity with the terms of this Agreement, will comply with all applicable federal and state securities laws, including without limitation, the Securities Act of 1933, as amended (the "Securities Act") and the Law.

            3.12. Title. Except as disclosed in the Company Financials (as hereinafter defined), the Company owns its property and assets free and clear of all liens, mortgages, loans, encumbrances, security interests, pledges and charges, except liens for current taxes, and such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets leased by the Company, the Company is in compliance with such leases and, to the best of the Company's knowledge after reasonable inquiry, holds valid leasehold interests therein free and clear of any liens, claims or encumbrances.

            3.13. Material Contracts and Commitments. The Disclosure Statement sets forth a true and complete description of each material contract or agreement to which the Company is a party, including all contracts or agreements between the Company and any of its officers, directors, consultants, employees or stockholders (collectively, the "Contracts"). All of the Contracts are valid, binding and in full force and effect in all material respects and enforceable by the Company in accordance with their respective terms in all material respects, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. The Company is not in material default under any of such Contracts and no party to any of such Contracts has made a claim to the effect that the Company has failed to perform an obligation thereunder. To the best of the Company's knowledge, no other party to any of the Contracts is in material default thereunder. To the best of the Company's knowledge, there is no plan, intention, or indication of any party to a Contract to cause the termination, cancellation, or modification of such Contract or to reduce or otherwise change its activity thereunder so as to affect adversely in any material respect the benefits derived or expected to be derived therefrom by the Company. The Company is not a party to, or bound by, any warranty agreement with respect to products sold or any contract, agreement, commitment, or restriction which, to the best of the Company's knowledge, obligates the Company to perform services or to produce products unprofitably.


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            3.14. Financial Statements; Absence of Undisclosed Liabilities.
The Company has delivered to the Purchaser its audited balance sheet at December 31, 2000 and related income statements and statements of cash flow and its unaudited balance sheet at June 30, 2001 and related income statements and statements of cash flow (collectively, the "Company Financials") as included in the Disclosure Statement. The Company Financials are complete and correct and in accordance with the Company's books and records (which in turn are complete and correct), and fairly present the financial position of the Company as of the dates indicated thereon. Since June 30, 2001, there has been no material change in the financial condition of the Company. At December 31, 2000 and June 30, 2001 (the "Balance Sheet Dates"), the Company had no liabilities or obligations in excess of $15,000, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected in the Company Financials or the accompanying notes thereto except for liabilities or obligations as may have arisen in the ordinary course of business prior to the applicable Balance Sheet Date which, under generally accepted accounting principles, were not required to be reflected in the Company Financials or the accompanying notes thereto.

            3.15. Business Changes. Since June 30, 2001, except as otherwise contemplated by this Agreement or described in the Disclosure Statement, the Company has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

                 (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, prospects, properties, employees, operations, obligations or liabilities of the Company which, either in the single case or in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of the Company.

                 (b) The Company has not issued, or authorized for issuance or entered into any commitment to issue, any equity security, bond, note or other security of the Company, except for shares of Series G Preferred Stock issued March 15, 2001, options to purchase Common Stock under its 1989 Stock Option Plan and 1996 Stock Option Plan or shares of Common Stock issued upon the exercise of outstanding options granted under the 1989 Stock Option Plan and 1996 Stock Option Plan.

                 (c) The Company has not incurred additional debt for borrowed money, nor incurred any obligation or liability except in the ordinary and usual course of business.

                 (d) The Company has not paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary and usual course of business.

                 (e) The Company has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of the Company.

                 (f) The Company has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share of capital stock of the Company.

                 (g) The Company has not mortgaged, pledged, or otherwise, voluntarily or involuntary, encumbered any of its assets or properties, except for liens for current taxes which are not yet due and payable and purchase-money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business.


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                 (h) The Company has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except in the ordinary and usual course of business, and in each case for a consideration believed to be at least equal to the fair value of such asset or property.

                 (i) The Company has not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity; the Company has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business.

                 (j) The Company has not entered into any transaction or contract, or made any commitment to do the same, except for those contracts which are in the ordinary and usual course of business.

                 (k) The Company has not effected or agreed to effect any amendment or supplement to any employee benefit plan or arrangement.

                 (l) The Company has not effected or agreed to effect any change in its directors or executive management, except as set forth herein; the Company has not increased the compensation of any of its executive management, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of its business; there has been no resignation or termination of employment of any officer or key employee of the Company.

                 (m) The Company has not effected or committed itself to effect any amendment or modification in its current Certificate of Incorporation or Bylaws.

            3.16. Registration Rights. Other than as set forth in the Joinder Agreement, the Joinder Agreement dated September 7, 2000, the Joinder Agreement dated May 8, 2000, the Joinder Agreement dated March 15, 2001 and the Fifth Amended and Restated Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback registration rights, to any person or entity.

            3.17. Certain Transactions. Other than as approved by the Board of Directors of the Company or set forth in the Disclosure Statement, the Company is not indebted, directly or indirectly, to any of its officers, directors or stockholders or to any of their spouses or children, in any amount whatsoever, and there is no existing or contemplated commitment or agreement therefor; and none of said officers, directors or, to the best of the Company's knowledge after reasonable inquiry, stockholders, or any member of their immediate families, are materially indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship and, to the best of the Company's knowledge after reasonable inquiry, there is no existing or contemplated commitment or agreement therefor. No such officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company, other than financing agreements with investors who employ or are affiliated with a director of the Company. The Company is not guarantor or indemnitor of any indebtedness of any other person, firm or corporation.


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            3.18. Corporate Documents. The Restated Certificate and Bylaws of
the Company, and all amendments thereto, are in the form attached hereto as Annex II.

            3.19. Employees. The Company does not have, or contribute to, any "employee benefit plans" as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company is not a party to or bound by any collective bargaining agreement. To the best of the Company's knowledge, no officer or key employee of the Company, or any group of employees of the Company, has any plans to terminate his, her, or their employment with the Company. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes, and the Company does not have any material labor relations problems.

            3.20. Real Property Holding Corporation. The Company is not a "United States real property holding corporation" within the meaning of Section 897(c)2 of the United States Internal Revenue Code of 1986, as amended.

            3.21. Disclosure. No representation or warranty by the Company in this Agreement, or any document or certificate furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading. To the best of the Company's knowledge, there is no fact which (a) materially and adversely affects the business, prospects, affairs, operations, or condition (financial or otherwise) of the Company or (b) materially and adversely affects, or in the future could reasonably be expected to materially and adversely affect, the ability of the Company to perform its obligations under this Agreement which has not been disclosed to the Purchaser by the Company.

            3.22. Tax Matters. All taxes required by law which are due and payable by the Company have been paid, all taxes the Company is obligated to withhold from amounts owing to any employee or third party have been withheld, and all tax returns and reports required by law to have been filed by the Company have been accurately prepared and timely filed and reflect the amounts due and paid. The provision for taxes on the Company Financials is sufficient for the payment of all accrued and unpaid Federal, state, county, local, and other taxes of every kind of the Company, whether or not assessed or disputed as of the date of the Company Financials. There are in effect no waivers of applicable statutes of limitations with respect to any taxes, governmental charges, duties, imports, levies, or fees for any year and the Company has not agreed to any extension of time with respect to any tax assessment or deficiency. The Federal income tax returns of the Company have not been and are not now being audited by the Internal Revenue Service for any of the Company's tax periods. No tax liens have been asserted against any of the Company's assets and any potential assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor.


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            3.23. Insurance. The Company has obtained adequate insurance, with financially sound and reputable insurers, with respect to all of its properties and assets that are customarily insured by entities engaged in the same or a similar business similarly situated, against loss or damage of the kinds customarily insured by such entities.

            3.24. Properties. All real and other tangible properties and assets owned, leased, or licensed by the Company are in good and usable condition, subject to ordinary wear and tear. All accounts and notes receivable reflected on the Company Financials, or arising since the date of the Company Financials, are as a result of bona fide sales in the ordinary course of the Company's business, are held free and clear without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set-off on the part of the obligor, and, in the case of accounts and notes receivable reflected on the Company Financials, are accurately reflected thereon. All inventories of the Company are of a quantity and quality usable and saleable in the normal course of the Company's business. The real and other properties and assets (including licenses, patents, trademarks, and other intangible assets) owned, leased, or licensed by the Company constitute all such properties and assets which are necessary to the business of the Company as presently conducted and as proposed to be conducted.

            3.25. Environmental Matters. (a) The operations of the Company have been, and are now, in compliance in all material respects with all applicable environmental laws, (b) the Company has obtained all environmental, health, and safety permits, licenses, and approvals necessary for its operation, all such permits, licenses, and approvals are in effect, and the Company is in compliance in all respects with the terms and conditions thereof, (c) with respect to any property currently or formerly owned, leased, or operated by the Company, the Company is not subject to any judicial or administrative proceedings or any order from, or agreement with, any governmental authority, and the Company has no knowledge of any pending or threatened investigation by any governmental authority, relating to any violation or alleged violation of any environmental law, any release or threatened release of a hazardous substance into the environment, or any remedial action that may be necessary in connection with any such violation or release, (d) the Company has not filed any notice under any environmental law indicating past or present treatment, storage, disposal or release of a hazardous substance into the environment, and (e) the Company has not received notice of a claim that it may be liable as a result of a release or threatened release of hazardous substances, and, to the best of the Company's knowledge, there is no basis for any such claim, action, suit, or investigation with respect to any environmental law.

         4. Representations and Warranties of the Purchaser and Restrictions on Transfer.

            4.1. Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Company as follows:

                 (a) Investment Intent. This Agreement is made with such Purchaser in reliance upon the Purchaser's representations to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Series G Stock to be received by the Purchaser will be acquired for investment for the Purchaser's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and the Law.


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                 (b) Stock Not Registered. The Purchaser understands and
acknowledges that notwithstanding the offering and sale of the Series G Stock pursuant to this Agreement, and the issuance of underlying Common Stock, neither the Series G Stock nor the underlying Common Stock have been registered under the Securities Act, and there is currently no public market with respect to the Series G Stock and underlying Common Stock.

                 (c) No Transfer. The Purchaser covenants that in no event will such Purchaser dispose of any of the Series G Stock or underlying Common Stock (other than in conjunction with an effective registration statement for the securities under the Securities Act or in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and
(ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act and (y) all appropriate action necessary for compliance with the Securities Act has been taken; provided, however, that, from the date hereof until the closing of a firm commitment underwritten public offering of the Company's securities registered under the Securities Act of 1933, as amended, no disposition of all or any portion of the Series G Stock or the underlying Common Stock shall be made to any competitor of the Company directly involved in Pulse Oximetry (as hereinafter defined) products. "Pulse Oximetry" means the noninvasive, continuous measurement of arterial oxygen saturation that accounts for at least hemoglobin ("Hb") and oxyhemoglobin ("HbO2") plethysmographic waveforms, and/or pulse rate from neonate, pediatric or adult subjects (excluding fetal oxygen saturation measurements and venous oxygen saturation measurements). It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                 (d) Permitted Transfers. Notwithstanding the provisions of subsection (c) above, no registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser to an affiliate of such Purchaser, if the transferee agrees in writing to be bound by the terms hereof to the same extent as the Purchaser hereunder.

                 (e) Knowledge and Experience. The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser's prospective investment in the Series G Preferred Stock; (ii) has the ability to bear the economic risks of the Purchaser's prospective investment; (iii) has been furnished with and has had access to such information as the Purchaser has considered necessary to make a determination as to the purchase of the Series G Preferred Stock, together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by the Purchaser satisfactorily answered by the Company; (v) has not been offered the Series G Preferred Stock by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media; and (vi) is an "accredited investor," as defined by Regulation D promulgated by the Securities and Exchange Commission.

                 (f) Organization, Power and Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation as a partnership, limited liability company or other legal entity. The Purchaser has all requisite authority and power to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Purchaser, duly executed and delivered by the Purchaser or an authorized representative of the Purchaser and constitutes a valid, legal and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability is limited by applicable bankruptcy, insolvency and other laws affecting creditors' rights generally and by the availability of equitable remedies. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations under this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of the charter or Bylaws, partnership agreement, articles of organization, operating agreement or other applicable governing documents, of the Purchaser or any statute, rule, regulation or order of any court or governmental agency or body having jurisdiction over the Purchaser or any of its property.

            4.2. Legends. Each certificate representing the Series G Stock shall be endorsed with any other legends required by the Securities Act, the Law or other applicable state blue sky laws. The Company need not register a transfer of legended Series G Stock, and may also instruct its transfer agent not to register the transfer of the Series G Stock, unless the conditions specified in each of the legends are satisfied.

         5. Conditions to Closing.

            5.1. Conditions to Purchaser's Obligations. The obligations of the Purchaser to purchase the Series G Stock at the Closing are subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

                 (a) Representations and Warranties Correct, Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date, with the same force and effect as if they had been made on and as of said date. The Company's business, assets, operations, financial condition or prospects shall not have been adversely affected in any material way prior to the Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                 (b) Consents and Waivers. The Company shall have obtained in a timely fashion any and all consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement including all approvals of its shareholders necessary to consummate the transactions contemplated hereby.

                 (c) Joinder Agreement. The Company and the Purchaser shall have executed the Joinder Agreement.

                 (d) Compliance Certificate. With respect to the Closing, the Company shall have delivered a Certificate, executed by the President of the Company, dated the Closing Date certifying to the fulfillment of the conditions specified in subsections (a), (b), (c) and (d) of this Section 5.1.

                 (e) Opinion of Counsel. The Purchaser shall have received from the Company's counsel, Arter & Hadden, LLP, an opinion, dated the Closing Date, substantially in the form attached as Exhibit 2 hereto.

                 (f) Approval of Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall have received copies of all documents or other evidence which the Purchaser and its counsel may request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to the Purchaser and its counsel.

            5.2. Conditions to Obligations of the Company. The obligations of the Company to sell and issue the Series G Stock at the Closing are subject to the fulfillment, on or prior to the Closing Date of the following conditions:

                 (a) Representations and Warranties Correct. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

                 (b) Approval of Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Company and its counsel, and the Company shall have received copies of all documents or other evidence which the Company and its counsel may request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to the Company and its counsel.

         6. Affirmative Covenants of the Company. The Company hereby covenants and agrees as follows:

            6.1. Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a material adverse effect on the business, properties, operations, prospects or financial condition of the Company.

            6.2. Insurance. The Company will maintain adequate insurance, with financially sound and reputable insurers, with respect to all of its properties and assets that are customarily insured by entities engaged in the same or a similar business similarly situated, against loss or damage of the kinds customarily insured by such entities.

            6.3. Keeping of Books. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with generally accepted accounting principles, consistently applied.

            6.4. Lost Certificates Evidencing Series G Stock (or Stock of Common Stock), Exchange. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Series G Stock (or shares of Common Stock issued upon conversion thereof) owned by the Purchaser, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. The Purchaser's agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 6.4. Upon surrender of any certificate representing any Series G Stock (or shares of Common Stock issued upon conversion thereof) for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Series G Stock or shares of Common Stock, as the case may be, represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such shares to the office of the Purchaser (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 6.4.

            6.5. Termination of Covenants. The covenants set forth in Sections 6.1, 6.2, 6.3 and 6.4 shall terminate and be of no further force or effect upon the closing of a firm commitment underwritten public offering of the Company's securities registered under the Securities Act of 1933, as amended, at a public offering price of not less than $14.00 per share and pursuant to which the Company receives net proceeds of not less than $10,000,000.

         7. Miscellaneous.

            7.1. Waivers and Amendments. With the written consent of the Purchaser, the obligations of the Company and the rights of the Purchaser with respect to the Series G Stock under this Agreement may be waived (either generally or in a particular instance). This Agreement may only be amended with the written consent of the Company and the Purchaser. This Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought, except to the extent provided in this Section 7.1.

            7.2. Governing Law. This Agreement shall be governed in all respects by the law of the State of California, without giving effect to its principles regarding conflicts of law.

            7.3. Survival, Indemnification.

                 (a) The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchaser. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

                 (b) The Company agrees to protect, defend, indemnify, and hold harmless the Purchaser against and in respect of any and all loss, liability, deficiency, damage, cost, or expense, or actions in respect thereof (including legal fees and expenses), as and when incurred, occasioned by any breach, falsity, or failure of any of the representations, warranties, or covenants of the Company herein contained, or any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby.

                 (c) The Purchaser agrees to protect, defend, indemnify, and hold harmless the Company against and in respect of any and all loss, liability, deficiency, damage, cost, or expense, or actions in respect thereof (including legal fees and expenses), as and when incurred, occasioned by any breach, falsity or failure of any of the representations, warranties, or covenants of such Purchaser herein contained, or any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto or in connection with the transactions contemplated hereby.

                 (d) Promptly after receipt by the Purchaser or the Company of notice of the commencement of any action, proceeding, or investigation in respect of which indemnity or reimbursement may be sought as provided above, such party (the "Indemnitee") shall notify the party from whom indemnification is claimed (the "Indemnitor"), but the failure of such Indemnitee to notify the Indemnitor with respect to a particular action, proceeding, or investigation shall not relieve the Indemnitor from any obligation or liability (i) which it may have pursuant to this Agreement if the Indemnitor is not substantially prejudiced by the failure to notify or (ii) which it may have otherwise than pursuant to this Agreement. The Indemnitor shall promptly assume the defense of the Indemnitee with counsel reasonably satisfactory to the Indemnitee, and the fees and expenses of such counsel shall be at the sole cost and expense of the Indemnitor. The Indemnitee will cooperate with the Indemnitor in the defense of any action, proceeding, or investigation for which the Indemnitor assumes the defense. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel in any such action, proceeding, or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the Indemnitor has agreed to pay such fees and expenses, (ii) the Indemnitor shall have failed promptly to assume the defense of such action, proceeding, or investigation and employ counsel reasonably satisfactory to the Indemnitee, or (iii) in the reasonable judgment of the Indemnitee there may be one or more defenses available to the Indemnitee which are not available to the Indemnitor with respect to such action, claim, or proceeding, in which case the Indemnitor shall not have the right to assume the defense of such action, proceeding, or investigation on behalf of the Indemnitee. The Indemnitor shall not be liable for the settlement by the Indemnitee of any action, proceeding, or investigation effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall not enter into any settlement in any action, suit, or proceeding to which the Indemnitee is a party, unless such settlement includes a general release of the Indemnitee with no payment by the Indemnitee of consideration.

                 (e) The provisions of this Section 7.3 shall not limit or impair any right or remedy arising from any breach of this Agreement. In addition to any other remedy provided by law or equity, injunctive relief may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement and each party shall be entitled to the specific performance by the other of its obligations hereunder and thereunder. All remedies, either under this Agreement, or by law or as may otherwise be afforded to the Purchaser or the Company, as the case may be, shall be cumulative.

            7.4. Successors and Assigns. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties hereto with regard to the subjects hereto and thereof except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            7.5. Notices etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by Federal Express overnight delivery, addressed (a) if to the Purchaser, to the addresses specified on the signature page hereto, or to such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to the Company, to its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Purchaser in writing. Notices that are mailed shall be deemed received three (3) days after deposit in the United States mail.

            7.6. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

            7.7. Finder's Fees and Other Fees.

                 (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Purchaser harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, are responsible.

                 (b) The Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser, or any of its employees or representatives, are responsible.

            7.8. Expenses. The Company and the Purchaser shall each bear their own expenses and legal fees.

            7.9. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            7.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            7.11. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to the Purchaser shall impair any such right, power or remedy of the Company or the Purchaser, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or the Purchaser shall be cumulative and not alternative.

            7.12. Consent to Additional Series G Shares. The Purchaser hereby consents to the sale and issuance by the Company of up to an aggregate of 615,384 additional shares of Series G Preferred Stock pursuant to a stock purchase agreement or agreements and a joinder agreement or agreements in substantially the same form as this Agreement and the Joinder Agreement, respectively, with the number of shares, price per share, and buyer or buyers of such shares to be determined by the Company's Board of Directors in its sole discretion. The Purchaser further hereby waives any and all rights of first refusal under the Restated Certificate with respect to the issuance of any or all of such additional shares of Series G Preferred Stock. The Purchaser further acknowledges and agrees that any buyer (or buyers) of such shares may become a party (or parties) to the Fifth Amended and Restated Registration Rights Agreement.

         IN WITNESS WHEREOF, the parties have executed this Series G Stock Purchase Agreement as of the date and year first above written.



                                    MASIMO CORPORATION


                                    By: /s/ Joe E. Kiani
                                        ----------------------------------------
                                        Joe E. Kiani
                                        President and Chief Executive Officer


                                    DATASCOPE CORP.

                                    By: /s/ Lawrence Saper
                                        ----------------------------------------
                                        Lawrence Saper
                                        Chairman and Chief Executive Officer